Exhibit 4.3

MULTIBAND CORPORATION

5605 Green Circle Drive

Minnetonka, MN 55343

PURCHASE CONFIRMATION

[Investor name and address]	STATEMENT DATE:	,20 _____

TRANSACTION INFORMATION

SECURITY DESCRIPTION: Multiband Corporation Renewable Unsecured Subordinated Note

TRANSACTION: PURCHASE

TYPE OF OWNERSHIP:

SSN:

NOTE ID	TERM	PURCHASE DATE	MATURITY DATE	PAYMENT SCHEDULE

PRINCIPAL AMOUNT	INTEREST RATE	INVESTOR FEES	NET AMOUNT

NOTE: These securities are issued in book-entry form only; no physical certificates will be provided.

INTEREST PAYMENT INFORMATION

ACCOUNT NAME:	BANK:
ACCOUNT #:	ROUTING NUMBER
INTEREST PAYMENT METHOD: ACH (Direct Deposit)

Your interest payments will be automatically deposited directly into the account listed above. Please verify the account information. If it is incorrect, please call Investor Services at [_________________________].

All interest payments will be made in accordance with the Interest payment schedule shown in the previous section. If an interest payment date falls on a Saturday, Sunday, or legal holiday, the payment will be made on the next business day.

PLEASE CALL MULTIBAND CORPORATION INVESTOR SERVICES AT 763-504-3000 IF YOU HAVE ANY QUESTIONS.